UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 18, 2008

Rotech Healthcare Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50940	030408870
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (407) 822-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2008, the Board of Directors of Rotech Healthcare Inc. (the “Company”) approved a cash bonus arrangement for each of its named executive officers:

•	Philip L. Carter, President, Chief Executive Officer;

•	Michael R. Dobbs, Chief Operating Officer; and

•	Steven P. Alsene, Chief Financial Officer and Treasurer.

Pursuant to the arrangement, the foregoing named executive officers of the Company will be entitled to receive up to the total cash amount set forth below, payable in six equal monthly installments beginning in April 2008, subject to the following conditions. With respect to 50% of the executive’s total potential bonus under the arrangement, which totals approximately $715,000 in the aggregate for the named executive officers described herein, such amount will be payable to the executive subject to the condition that the Company continue to comply with Sections 7.01, 7.02 and 7.03 of that certain Credit Agreement dated as of March 30, 2007 among the Company, the several banks and other financial institutions or entities from time to time parties thereto and Section 4.07, 4.08 and 4.09 of that certain Indenture dated as of March 26, 2002 by and among the Company, each of the Guarantors named therein and The Bank of New York. With respect to the remaining 50% of the executive’s total bonus, which totals approximately $715,000 in the aggregate for the named executive officers described herein, such amount will be payable unless otherwise directed by, and in the discretion of, (i) the Compensation Committee of the Board of Directors, in the case of any award to Mr. Carter; and (ii) Mr. Carter, in the case of any awards to any other employees. In addition, the Board of Directors established a cash bonus arrangement on substantially similar terms applicable to other employees of the Company in an aggregate amount of approximately $700,000, exclusive of the foregoing amounts applicable to the Company’s named executive officers.

The Company is entering into amendments to the employment agreements of each of the foregoing named executive officers of the Company with respect to the cash bonus arrangement summarized above. The Board of Directors authorized the cash bonus arrangement and the amendments to the employment agreements in the interests of retaining and motivating the Company’s key executives, strengthening the Company’s operations and promoting the achievement of its strategic objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROTECH HEALTHCARE INC.

Date: April 21, 2008	By:	/s/ Steven Alsene

Steven Alsene Chief Financial Officer